Exhibit 10.20

                            OPTION PURCHASE AGREEMENT


        THIS OPTION PURCHASE AGREEMENT (the "Agreement") is made and entered into as of May 12, 1997, by and among COMMUNITY HEALTH
COMPUTING CORP., a Delaware corporation ("CHC"), and
____________________ ("Optionee").

A. CHC previously granted Optionee certain stock options (the "Options") under the CHC Stock Option Plan (1985);

B. The Options give Optionee the right to purchase the number of shares of common stock of CHC set forth in Exhibit 1 at a purchase price of $0.66 per share;

C.      The Options expire in July 1997;

D. It was the intent of CHC that, through the grant of the Options, Optionee would be given the opportunity to realize the increased value of the CHC common stock which Optionee's efforts helped produce, and, as of the date hereof, no general plan or program to achieve this goal has been developed;

E. Accordingly, CHC has determined that it is in the best interests of CHC and its shareholders to acquire from Optionee, and Optionee desires to sell to CHC, the Options all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.      Closing

The closing (the "Closing") of the transactions contemplated hereby shall be held at the offices of CHC on May 12, 1997, subject to satisfaction or waiver of the conditions to Closing set forth in
Section 2 below. At the Closing, Optionee will deliver to CHC Option Agreements representing the Options, and CHC will deliver to Optionee the Purchase Price, net of required payroll withholding taxes. The "Purchase Price" is set forth in Exhibit 1 hereto, is payable in cash at the closing and is based on the fair market value of the CHC common stock underlying the Options of $1.43, as determined by an independent appraiser, less the aggregate exercise payable upon exercise of such Options.

2. Conditions to Closing. The obligations of the parties under this Agreement are subject to the fulfillment or waiver of the following conditions:

(a) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the parties on or prior to the Closing shall have been performed or complied with in all material aspects.

(b) Board and Stockholder Approval. CHC shall have obtained all necessary consents and approvals of its Board of Directors and stockholders, if applicable, necessary to perform the transactions contemplated by this Agreement.

3.      Miscellaneous.

(a) Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California.

(b) Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any of the parties hereto and the closing of the transactions contemplated hereby.

(c) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(d) Entire Agreement: Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(f) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision;
provided that no such severability shall be effective it if materially changes the economic benefit of this Agreement to any party.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

(h) Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Option
Purchase Agreement as of the date first written above.



COMMUNITY HEALTH COMPUTING CORP.,
a Delaware corporation



By:____________________________________
   David L. Lowe
   Chairman and Chief Executive Officer


_______________________________________

Optionee


EXHIBIT 1



        OPTIONEE:

OPTIONS:        TO PURCHASE _________ SHARES OF CHC COMMON
STOCK

        PURCHASE PRICE: $__________*

__________
*  Amount is subject to normal payroll withholding taxes.